UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2011

Commission File Number: 1-32953

Atlas Energy, L.P.

(Exact name of registrant as specified in its charter)

Delaware	43-2094238
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1550 Coraopolis Heights Road Moon Township, Pennsylvania 15108

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (412) 262-2830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 17, 2011, Atlas Energy, L.P. (“Atlas Energy”) issued a press release announcing that the board of directors of Atlas Energy’s general partner has approved a plan to create a newly formed exploration and production master limited partnership named Atlas Resource Partners, L.P. (“Atlas Resource Partners”), which will hold substantially all of Atlas Energy’s current natural gas and oil development and production assets and the partnership management business. Atlas Energy plans to take Atlas Resource Partners public by distributing to Atlas Energy unitholders common units representing an approximately 19.6% limited partner interest in Atlas Resource Partners. Completion of the transaction is subject to a number of conditions, including final approval by the board of directors of Atlas Energy’s general partner.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release of Atlas Energy, L.P., dated October 17, 2011

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Energy, L.P.

By: Atlas Energy GP, LLC, its general partner

By:	/s/ Lisa Washington
Lisa Washington
Chief Legal Officer and Secretary

October 17, 2011